CERTIFICATION

Kevin E. Wolf, Principal Executive Officer/President, and Jim Colantino, Principal Financial Officer/Treasurer of Northern Lights Variable Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Northern Lights Variable Fund Trust		Northern Lights Variable Fund Trust

/s/ Kevin E. Wolf		/s/ Jim Colantino
Kevin E. Wolf		Jim Colantino
Date:	9/2/2026	Date:	9/2/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Variable Fund Trust and will be retained by Northern Lights Variable Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.